UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2019

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2019, SG Blocks, Inc. (the “Company”) entered into a Right of First Refusal Agreement (the “Agreement”) with CMC Development LLC (“CMC”), which has a term of two (2) years. Under the Agreement, the Company has a right of first refusal with respect to being engaged as a designer and builder of any real estate projects for which CMC has secured the rights to develop and in which CMC has a greater than fifty percent (50%) interest in the owner or developer entity and has the right to select the builder for such real estate project (the “ROFR Rights”). In exchange for such ROFR Rights, the Company agreed to issue to CMC 50,000 shares of restricted stock of the Company’s common stock, of which 25,000 shares will vest and be issued on September 30, 2020 and the remaining 25,000 shares will vest and be issued on September 30, 2021, unless the Agreement is earlier terminated. In the event that the Agreement is earlier terminated, CMC will still be entitled to receive the entire amount of such restricted stock that has vested as of such earlier termination date, but in no event less than 25,000 shares of such restricted stock. The Agreement also provides for customary indemnification and confidentiality obligations between the parties.

The Agreement also provides that CMC has engaged the Company to build and design, in the aggregate, approximately 100 residential and commercial units at 1100 Ridge Avenue, Atlanta, Georgia, which is known as the “Ridge Avenue, Atlanta Project.” The total cost of the project is $15,000,000. The project is a residential project subject to the Company’s Exclusive License Agreement, dated October 3, 2019, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2019. As a result, the licensee under the Exclusive License Agreement will arrange for the design build of the container-based modular building for the project and SG Blocks will be entitled to the related fees under such Exclusive License Agreement.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On October 15, 2019, the Company and CPF GP 2019-1 LLC (“CPF GP”) entered into an Amendment to Loan Agreement and Promissory Note (the “Amendment”), pursuant to which the parties amended that certain Loan Agreement and Promissory Note, dated October 3, 2019 (the “Loan Agreement”). Under the Amendment, the parties agreed to extend the date by which the Company is obligated to make the first installment of the principal amount of the loan (which such installment amount is equal to $500,000) to CPF GP under the Loan Agreement from October 15, 2019 to October 25, 2019.

A copy of the Amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Right of First Refusal Agreement, entered into as of October 9, 2019 by and between SG Blocks, Inc. and CMC Development LLC.

10.2	Amendment to Loan Agreement and Promissory Note between SG Blocks, Inc. and CPF GP 2019-LLC.

99.1	Press Release, dated October 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: October 15, 2019	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO

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